Exhibit 99

CERTIFICATION

PURSUANT TO 18 U.S.C. SECTION 1350

AS ADOPTED PURSUANT TO SECTION 906 OF THE

SARBANES-OXLEY ACT OF 2002

In connection with the Annual Report of The Rockland Trust Company Employee Savings and Profit Sharing Plan and Trust (“The Plan”) on Form 11-K for the annual period ending December 31, 2002 as filed with the Securities and Exchange Commission on the date hereof (the “Report”), the undersigned hereby certify, pursuant to 18 U.S.C. section 1350, as adopted pursuant to section 906 of the Sarbanes-Oxley Act of 2002, that to the undersigned’s best knowledge and belief:

(a) the Report fully complies with the requirements of section 15(d) of the Securities Exchange Act of 1934 as amended; and

(b) the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of The Plan.

Dated this 27th day of June, 2003.

The Rockland Trust Company
Employee Savings and Profit
Sharing Plan and Trust
(“The Plan”)

/s/Raymond G. Fuerschbach
401KCommittee Member
Raymond G. Fuerschbach
Senior VP and Director of
Human Resources
Rockland Trust Company

/s/Denis K. Sheahan
401K Committee Member
Denis K. Sheahan
Chief Financial Officer
Rockland Trust Company

/s/Edward H. Seksay
401K Committee Member
Edward H. Seksay
General Counsel
Rockland Trust Company

A signed original of this written statement required by Section 906, or other document authenticating, acknowledging, or otherwise adopting the signature that appears in typed form within the electronic version of this written statement required by Section 906, has been provided to The Rockland Trust Company Employee Savings and Profit Sharing Plan and Trust and will be retained by Independent Bank Corp. and furnished to the Securities and Exchange Commission or its staff upon request.